Exhibit 21

Subsidiaries of Hardinge Inc.

Name and Address of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership
Hardinge Credit Co., Inc. One Hardinge Drive Elmira, New York 14902	New York	100%

Hardinge Technology Systems, Inc. One Hardinge Drive Elmira, New York 14902	New York	100%

Morrison Machine Products, Inc. One Hardinge Drive Elmira, New York 14902	New York	100%

Hardinge Brothers Inc. One Hardinge Drive Elmira, New York 14902	New York	100%

Canadian Hardinge Machine Tools, Ltd. c/o Hardinge Inc. One Hardinge Drive Elmira, New York 14902	Canada	100%

Hardinge Taiwan Precision Machinery Limited 4 Tzu Chiang 3rd Road Nankang Industrial Area Nan Tou City 540 Taiwan	Taiwan ROC	100%

Hardinge Holdings GmbH Heiligkreuzstrasse 28 CH-9009 St. Gallen Switzerland	Switzerland	100%

Hardinge Holdings BV c/o Equity Trust Co. NV 1077 ZX Amsterdam Strawinskylann 3105	Netherlands	100% owned by Hardinge Holdings GmbH

Hardinge China Limited 13/F Gloucester Tower 11 Pedder Street Central Hong Kong	People’s Republic of China	100% owned by Hardinge Holdings GmbH

Hardinge GmbH Saalestrasse 20 47800 Krefeld Germany	Federal Republic of Germany	100% owned by Hardinge Holdings GmbH

Hardinge Machine (Shanghai) Co., Ltd. 1388 Kangqiao Road (East) Pudong New Area Shanghai 201319 People’s Republic of China	People’s Republic of China	100% owned by Hardinge Holdings GmbH

Hardinge Machine Tools, Ltd. Whiteacres, Cambridge Road Whetstone, Leicester LE8 6BD United Kingdom	United Kingdom	100% owned by Hardinge Holdings GmbH

Hardinge Precision Machinery (Jiaxing) Company, Limited 262 Service Building Interior District 2 No 2489 East Dong Sheng Road Jiaxing, Zhejiang Province China	People’s Republic of China	100% owned by Hardinge Holdings GmbH

L. Kellenberger & Co., AG Heiligkreuzstrasse 28 CH 9009 St. Gallen Switzerland	Switzerland	100% owned by Hardinge Holdings GmbH

Jones & Shipman Grinding Limited Murray Field Road Leicester, LE3 1UW United Kingdom	United Kingdom	100% owned by L. Kellenberger & Co., AG

Jones & Shipman SARL 8 Allee des Ginkgos BP 112-69672 Bron Cedex France	France	100% owned by Jones &Shipman Grinding Limited

Hardinge Machine Tools B.V. Oeverkruid 2 4941 VV Raamsdonksveer Netherlands	Netherlands	25% owned by Hardinge Holdings GmbH 75% owned by Hardinge Taiwan Precision Machinery Limited

Hardinge Machine Tools B.V., Taiwan Branch 4 Tzu Chiang 3rd Road Nankang Industrial Area Nan Tou City 540 Taiwan	Netherlands	100% owned by Hardinge Machine Tools B.V.